                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          Hollinger International Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                       Hollinger International Inc. Logo

                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629

                                 MARCH 22, 2000

Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Hollinger International Inc. (the "Company") to be held on Thursday, May 11, 2000, at 11:00 a.m., local time, in the Versailles Room, St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022.

     At the meeting you will be asked to elect 16 directors. The Board of Directors will also report on the Company's affairs and a discussion period will be provided for questions and comments. The Board of Directors recommends that you vote in favor of the proposal to elect the nominated directors.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the postage paid envelope provided at your earliest convenience.

                                          Very truly yours,

                                          /s/ CONRAD M. BLACK
                                          CONRAD M. BLACK
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                       Hollinger International Inc. Logo

                            401 NORTH WABASH AVENUE
                            CHICAGO, ILLINOIS 60611
               TELEPHONE (312) 321-2299; FACSIMILE (312) 321-0629
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 2000
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Hollinger International Inc. (the "Company") will be held in the Versailles Room, St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, on Thursday, May 11, 2000, at 11:00 a.m., local time, for the following purposes:

          1. To elect 16 directors to serve for a one-year term expiring at the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified (the "Director Election Proposal").

          2. To transact such further and other business as may properly come before the meeting or any adjournments or postponements thereof.

     Directors shall be elected by a plurality of the votes cast in person or by proxy by holders of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), Class B Common Stock, par value $.01 per share ("Class B Common Stock," and together with Class A Common Stock, "Common Stock") and Series C Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), voting together as a single class. Class A Common Stock is entitled to one vote per share, Class B Common Stock is entitled to ten votes per share and Series C Preferred Stock is entitled to ten votes per share.

     The Board of Directors has fixed the close of business on March 16, 2000 (the "Record Date") as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders as of the Record Date will be available for inspection by stockholders at the Company's office located at 712 5th Avenue, New York, New York 10019 during ordinary business hours in the ten-day period prior to and including the Annual Meeting.

     As of the Record Date, Hollinger Inc. directly or indirectly owned all of the Series C Preferred Stock, all of the Class B Common Stock and 24,639,543 shares of Class A Common Stock, which in the aggregate represented 74.2% of the outstanding combined voting power of the Common Stock and Series C Preferred Stock. Therefore, Hollinger Inc. has sufficient voting power to approve the Director Election Proposal regardless of the vote of any other stockholders.

                                          By Order of the Board of Directors,

                                          LOGO
                                          MARK S. KIPNIS
                                          Vice President-Law and Secretary
March 22, 2000

     Whether or not you plan to attend the meeting in person, you are requested to mark, sign, date and return the enclosed proxy card in the enclosed, addressed, postage paid envelope provided for that purpose.

                       Hollinger International Inc. Logo
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 2000
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hollinger International Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on May 11, 2000 at 11:00 a.m., local time, in the Versailles Room, St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022. This Proxy Statement is being mailed on or about March 22, 2000. Proxies are being solicited from holders of record as of the close of business on March 16, 2000 (the "Record Date") of the outstanding shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), Class B Common Stock, par value $.01 per share ("Class B Common Stock," and together with Class A Common Stock, "Common Stock") and Series C Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock") for use at the Annual Meeting and at any adjournments or postponements thereof.

     At the Annual Meeting, stockholders of the Company will be asked to vote upon the following:

          1. To elect 16 directors to serve for a one-year term expiring at the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified (the "Director Election Proposal").

          2. To transact such further and other business as may properly come before the meeting or any adjournments or postponements thereof.

     It is expected that the solicitation will be primarily by mail or telephone, but proxies may also be solicited personally by regular employees of the Company. The cost of such solicitation will be borne by the Company. The Company will not pay any compensation for the solicitation of proxies, but upon request will reimburse banks, brokers and other nominees for their reasonable expenses incurred in sending proxy materials to, and obtaining instructions from, beneficial owners.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
THE COMPANY.................................................      3
THE ANNUAL MEETING..........................................      3
     General................................................      3
     Record Date............................................      3
     Required Votes.........................................      3
     Proxies................................................      4
     Ownership by Hollinger Inc.............................      4
PRINCIPAL STOCKHOLDERS......................................      6
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............      8
     Relationship with Hollinger Inc........................      8
     Management Services and Business Opportunities.........      9
     Other Transactions.....................................     10
THE DIRECTOR ELECTION PROPOSAL..............................     12
     Information Concerning Nominees as Directors...........     12
     Meetings and Committees................................     15
     Directors' Compensation................................     16
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................     16
     Executive Compensation.................................     17
INDEPENDENT AUDITORS........................................     24
STOCKHOLDER PROPOSALS.......................................     24
OTHER MATTERS...............................................     24
ANNEX A Audit Committee Charter.............................    A-1

     As used in this Proxy Statement, unless the context otherwise requires, (i) the "Company" refers to Hollinger International Inc. and its consolidated subsidiaries and affiliated companies; (ii) "Publishing" refers to Hollinger International Publishing Inc. and its consolidated subsidiaries and affiliated companies; (iii) "Jerusalem Post" refers to the subsidiaries of the Company publishing The Jerusalem Post; (iv) "The Telegraph" refers to Telegraph Group Limited and its consolidated subsidiaries and affiliated companies; (v) "Hollinger Inc." refers to Hollinger Inc. and its consolidated subsidiaries;
(vi) "Southam" refers to Southam Inc. and its consolidated subsidiaries; (vii) "HCPH" refers to Hollinger Canadian Publishing Holdings Inc. and its consolidated subsidiaries; and (viii) "American Publishing" refers to American Publishing Company and its consolidated subsidiaries.

                                  THE COMPANY

     The Company is a leading publisher of English-language newspapers in the United States, the United Kingdom, Canada and Israel. Included among the 77 paid daily newspapers which the Company owns or has an interest in are the Chicago Sun-Times, The Daily Telegraph, the National Post (Canada) and The Jerusalem Post. In addition, the Company owns or has an interest in 302 non-daily newspapers as well as magazines and other publications. The Company's strategy is to achieve growth through acquisitions and improvements in the cash flow and profitability of its newspapers.

                               THE ANNUAL MEETING

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors from holders of Common Stock and Series C Preferred Stock for use at the Annual Meeting.

     At the Annual Meeting, stockholders will be asked to vote upon the following:

     1. DIRECTOR ELECTION PROPOSAL: To elect 16 directors to serve for a one-year term expiring at the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. OTHER BUSINESS: To transact such further and other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE

     The Board of Directors has fixed the close of business on March 16, 2000 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of Common Stock and Series C Preferred Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, 88,059,945 shares of Class A Common Stock were outstanding and held by approximately 254 holders of record (and approximately 6,000 beneficial owners), 14,990,000 shares of Class B Common Stock were outstanding and held directly or indirectly by Hollinger Inc. and 829,409 shares of Series C Preferred Stock were outstanding and held directly or indirectly by Hollinger Inc. Class A Common Stock is entitled to one vote per share, Class B Common Stock is entitled to ten votes per share and Series C Preferred Stock is entitled to ten votes per share.

REQUIRED VOTES

     Directors shall be elected by a plurality of the votes cast in person or by proxy by holders of the Common Stock and the Series C Preferred Stock. An abstention is deemed "present" but is not deemed a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors.

     As of the Record Date, Hollinger Inc. owns approximately 74.2% of the combined voting power of the outstanding Common Stock and Series C Preferred Stock. Consequently, Hollinger Inc. has sufficient voting power to elect the Directors regardless of the vote of any other stockholders. Hollinger Inc. has indicated that it will vote in favor of the nominated Directors.

PROXIES

     Stockholders of record on the Record Date are entitled to cast their votes, in person or by properly executed proxy, at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of one-third of the votes attributable to the outstanding shares of Common Stock and Series C Preferred Stock is necessary to constitute a quorum at the Annual Meeting.

     All shares represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the Director Election Proposal. The Board of Directors does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement, that will come before the Annual Meeting.

     If a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting by a vote of the stockholders present. If the Company proposes to adjourn or postpone the Annual Meeting, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment or postponement.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be sent to: Hollinger International Inc., 401 North Wabash Avenue, Suite 740, Chicago, Illinois 60611, Attention: Secretary.

     Proxies are being solicited by and on behalf of the Board of Directors. All expenses of this solicitation, including the cost of mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

OWNERSHIP BY HOLLINGER INC.

     Hollinger Inc. directly and indirectly owns 43.0% of the combined equity interest and 74.2% of the combined voting power of the outstanding Class A Common Stock, Class B Common Stock and Series C Preferred Stock (without giving effect to the future issuance of Class A Common Stock in connection with the Series E Redeemable Convertible Preferred Stock, par value $.01 per share ("Series E Preferred Stock"), of the Company or the Special Shares of HCPH, as defined in Certain Relationships and Related Transactions section). As a result, Hollinger Inc. will continue to be able to control the outcome of any election of directors and to direct management policy, strategic direction and financial decisions of the Company and its subsidiaries. Hollinger Inc. owns all of the outstanding Series C Preferred Stock, which shall convert automatically on June 1, 2001 pursuant to the conversion formula set forth in its Certificate of Designations. The conversion rate is initially 9.8646 shares of Class A Common Stock for each share of Series C Preferred Stock subject to adjustment as set forth in its Certificate of Designations. Hollinger Inc. owns all of the outstanding Series E Preferred Stock, which is convertible at any time into shares of Class A Common Stock at the initial conversion price of the Canadian dollar equivalent of $14 per share. Based on the initial conversion price, 952,295 shares of Class A Common Stock would have been issuable as of March 16, 2000.

     Hollinger Inc. is effectively controlled by The Hon. Conrad M. Black, Chairman of the Board and Chief Executive Officer of Hollinger Inc. and the Company, through his direct and indirect ownership and control of Hollinger Inc.'s securities. Mr. Black has advised the Company that Hollinger Inc. does not presently intend to reduce its voting power in the Company's outstanding Common Stock to less than 50%. Furthermore, Mr. Black has advised the Company that he does not presently intend to reduce his voting control over Hollinger Inc. such that a third party would be able to exercise effective control over it.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 16, 2000, certain information regarding those persons or entities known to hold more than 5% of the outstanding shares of Class A Common Stock, Class B Common Stock and Series C Preferred Stock and ownership of Class A Common Stock, Class B Common Stock and Series C Preferred Stock by the named executive officers, the incumbent directors (whom are all the nominees for directors) and all directors and executive officers as a group.

                                                            CLASS AND
                                                        NUMBER OF SHARES                    PERCENT
           NAME AND ADDRESS                         BENEFICIALLY OWNED (1)(2)             OF CLASS (3)
           ----------------                         -------------------------             ------------
Tweedy, Browne Company LLC,
  TBK Partners, L.P., and
  Vanderbilt Partners, L.P.............       7,389,700   Class A Common (13)                 7.45%
350 Park Avenue
New York, New York 10022
State Street Research & Management
  Company..............................       4,380,687   Class A Common (14)                 5.01%
30th Floor
One Financial Center
Boston, Massachusetts 02111
Hollinger Inc. and affiliates..........      49,851,103   Class A Common (4)                  43.7%
10 Toronto Street                            14,990,000   Class B Common (4)                 100.0%
Toronto, Ontario                                829,409   Series C Preferred (4)             100.0%
M5C 2B7 Canada
The Hon. Conrad M Black, P.C., O.C.....      49,851,103   Class A Common (1), (4), (5)        43.7%
                                             14,990,000   Class B Common (4), (5)            100.0%
                                                829,409   Series C Preferred (4)             100.0%
Dwayne O. Andreas......................           7,500   Class A Common (1), (6)                 *
Peter Y. Atkinson......................          77,500   Class A Common (1)                      *
Barbara Amiel Black....................      49,851,103   Class A Common (1), (7)             43.7%
                                             14,990,000   Class B Common (7)                 100.0%
                                                829,409   Series C Preferred (7)             100.0%
John A. Boultbee.......................         114,250   Class A Common (1)                      *
Richard R. Burt........................           7,500   Class A Common (1)                      *
Raymond G. Chambers....................               0   Class A Common (1)                      *
Daniel W. Colson.......................         240,470   Class A Common (1), (11)                *
Fredrick A. Creasey....................          12,500   Class A Common (1)                      *
John D. Ferguson.......................          26,250   Class A Common (1)                      *
Paul B. Healy..........................          79,500   Class A Common (1)                      *
Cindy E. Horowitz......................               0   Class A Common (1)                      *
Mark S. Kipnis.........................          17,500   Class A Common (1)                      *
Dr. Henry A. Kissinger.................           7,500   Class A Common (1)                      *
Marie-Josee Kravis, O.C................           7,500   Class A Common (1)                      *
Frederic Lebolt........................           6,250   Class A Common (1)                      *
Shmuel Meitar..........................           7,500   Class A Common (1)                      *
Richard N. Perle.......................          17,700   Class A Common (1), (8)                 *
F. David Radler........................         574,601   Class A Common (1), (9)                 *
Jerry Strader..........................          77,875   Class A Common (1)                      *
Robert S. Strauss......................          17,500   Class A Common (1), (10)                *
A. Alfred Taubman......................           7,500   Class A Common (1), (12)                *
James R. Thompson......................           7,500   Class A Common (1)                      *
Lord Weidenfeld........................           7,500   Class A Common (1)                      *
Leslie H. Wexner.......................           7,500   Class A Common (1)                      *
All Directors and Executive Officers as      50,771,928   Class A Common (15)                 44.5%
  a group (25 persons).................

---------

 (1) Includes shares subject to presently exercisable options or options exercisable within 60 days of March 16, 2000 held by executive officers and directors under the Company's 1994 Stock Option Plan (as defined), 1997 Stock Incentive Plan (as defined) and 1999 Stock Incentive Plan (as defined) as follows: Mr. Black 298,750 shares; Mr. Andreas 7,000 shares; Mr. Atkinson 77,500 shares; Mrs. Black 37,500 shares; Mr. Boultbee 114,250 shares; Mr. Burt 7,000 shares; Mr. Chambers 0 shares; Mr. Colson 106,250 shares; Mr. Creasey 12,500 shares; Mr. Ferguson 26,250 shares; Mr. Healy 79,500 shares; Ms. Horowitz 0 shares; Mr. Kipnis 17,500 shares; Dr. Kissinger 7,000 shares; Mrs. Kravis 7,000 shares; Mr. Lebolt 6,250 shares; Mr. Meitar 7,000 shares; Mr. Perle 2,000 shares; Mr. Radler 298,750 shares; Mr. Strader 77,875 shares; Mr. Strauss 7,000 shares; Mr. Taubman 7,000 shares; Mr. Thompson 7,000 shares; Lord Weidenfeld 7,000 shares; and Mr. Wexner 7,000 shares.

 (2) The directors and executive officers as a group (25 persons) were the beneficial owners of 50,771,928 shares of Class A Common Stock (which includes: presently exercisable options to purchase 1,224,875 shares of Class A Common Stock, 14,990,000 shares of Class B Common Stock which are convertible into an equal number of shares of Class A Common Stock; 829,409 shares of Series C Preferred Stock which are convertible into 8,181,788 shares of Class A Common Stock as of March 16, 2000; 134,126 shares of Series E Preferred Stock which are convertible into 952,295 shares of Class A Common Stock as of March 16, 2000; and 2,479,456 shares of Hollinger Inc. Series II Preference Shares ("Series II Shares") which are convertible into 1,140,548 shares of Class A Common Stock as of March 16, 2000) or approximately 44.5% of the outstanding Class A Common Stock, and were the beneficial owners of 14,990,000 shares of Class B Common Stock or 100% of the outstanding Class B Common Stock, as of March 16, 2000.

 (3) An asterisk (*) indicates less than one percent of a class of stock.

 (4) Includes: 14,990,000 shares of Class A Common Stock into which an equal number of shares of Class B Common Stock are convertible; 8,181,788 shares of Class A Common Stock (based upon on an assumed March 16, 2000 conversion) into which 829,409 shares of Series C Preferred Stock are convertible; 952,295 shares of Class A Common Stock (based upon an assumed March 16, 2000 conversion) into which 134,126 shares of Series E Preferred Stock are convertible at any time at the Canadian dollar equivalent of $14.00 per share. The Ravelston Corporation Limited ("Ravelston"), 10 Toronto Street, Toronto, Ontario, Canada M5C 2B7, effectively controls Hollinger Inc. through its direct or indirect control or direction (including through its subsidiary Argus Corporation Limited ("Argus") over 67.1% of the outstanding Retractable Common Shares of Hollinger Inc. Mr. Black indirectly controls Ravelston. Certain executive officers of the Company, including Messrs. Black, Radler, Colson, Atkinson, Boultbee and Creasey are employees of Ravelston. Mr. Black also beneficially owns 1,039,827 shares of Class A Common Stock (which includes 1,611,039 Series II Shares and options to purchase 298,750 shares of Class A Common Stock of the Company, as described in note (1), and also includes options to purchase 37,500 shares owned by his spouse, Barbara Amiel Black; Mr. Black disclaims beneficial ownership of his spouse's options). As of March 13, 2000, there were 37,196,415 outstanding Retractable Common Shares and 13,575,511 outstanding Series II Shares of Hollinger Inc. Certain of the executive officers and directors of the Company, including Messrs. Black, Radler, Colson, Andreas, Atkinson, Boultbee, Creasey, Taubman and Mrs. Black, also own, directly or indirectly, equity securities of Hollinger Inc. or own or have the right to acquire equity securities of Hollinger Inc. through Hollinger Inc.'s Executive Share Option Plan. As of March 13, 2000, all executive officers and directors of the Company and other entities controlled by Mr. Black beneficially held an aggregate of 24,964,167 Retractable Common Shares and 2,479,456 Series II Shares of Hollinger Inc., or approximately 67.1% of the outstanding Retractable Common Shares and 18.3% of the outstanding Series II Shares, respectively. Mr. Taubman indirectly owns 30,000 Retractable Common shares of Hollinger Inc. through the A. Alfred Taubman Restated Revocable Trust.

 (5) Includes: 9,600 shares of Class A Common Stock which are held by Conrad Black Capital Corporation; 500 shares of Class A Common Stock owned by Mrs. Black; and 50 shares of Class A Common Stock owned by Mr. Black's son. Also includes: 14,990,000 shares of Class B Common Stock; 8,181,788 shares of Class A Common Stock into which 829,409 shares of Series C Preferred Stock are convertible; and 952,295 shares of Class A Common Stock into which 134,126 shares of Series E Preferred Stock are convertible, all of which are held by Hollinger Inc. and as to which Mr. Black may be deemed to have indirect beneficial ownership. Also includes 741,077 shares of Class A Common Stock into which 1,611,039 Series II Shares are convertible.

 (6) Mr. Andreas is the Chairman Emeritus and a current director of Archer-Daniels-Midland Co., which owns 1,759,929 shares of Class A Common Stock. Mr. Andreas disclaims beneficial ownership of such securities.

 (7) Mrs. Black may be deemed to have beneficial ownership of the shares of Common Stock, Series C Preferred Stock and Series E Preferred Stock held by Hollinger Inc., Conrad Black Capital Corporation and Mr. Black. Mrs. Black disclaims beneficial ownership of such securities. See Note (5) above.

 (8) Includes 5,000 shares of Class A Common Stock held by Mr. Perle's wife and 1,600 shares of Class A Common Stock held by the Perle Defined Pension Plan as to which Mr. Perle may be deemed to have indirect beneficial ownership.

 (9) Includes 9,000 shares of Class A Common Stock held by F.D. Radler Ltd., 200 shares of Class A Common Stock held by Mr. Radler's wife, 200 shares of Class A Common Stock held by one daughter, and 200 shares of Class A Common Stock held by another daughter, as to which Mr. Radler may be deemed to have indirect beneficial ownership. Mr. Radler disclaims beneficial ownership of the Class A Common Stock held by his wife and daughters. Also includes 265,751 shares of Class A common Stock into which 577,720 Series II Shares are convertible.

(10) Includes 10,000 shares of Class A Common Stock held by Robert and Helen Strauss Family Partnership.

(11) Includes 133,720 shares of Class A Common Stock into which 290,697 Series II Shares are convertible.

(12) Includes 500 shares of Class A Common Stock held by the A. Alfred Taubman Restated Revocable Trust.

(13) The information concerning the beneficial ownership of Tweedy, Browne Company LLC, TBK Partners, L.P. and Vanderbilt Partners, L.P., has been obtained from a Schedule 13D filed with the Commission by such persons on November 2, 1999 and an amendment to such Schedule 13D filed on February 29, 2000. Such information has not been independently verified by the Company.

(14) The information concerning the beneficial ownership of State Street Research & Management Company has been obtained from a Schedule 13D filed with the Commission by such person on February 1, 2000. Such information has not been independently verified by the Company.

(15) See notes (1) through (14).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH HOLLINGER INC.

     GENERAL. Prior to its initial public offering in May 1994, the Company had been a wholly owned subsidiary of Hollinger Inc. Hollinger Inc. presently has the exclusive right to vote shares constituting approximately 74.2% of the total voting power of the Common Stock and Series C Preferred Stock (without giving effect to the future issuance of Class A Common Stock in connection with the Series E Preferred Stock of the Company, the Series II Shares or the Special Shares of HCPH) and the ability to elect the entire Board of Directors. Four of the nominees (Messrs. Black, Colson, Radler and Mrs. Black) for election to the Board of Directors of the Company are officers or directors of Hollinger Inc.

     SECURITY FOR HOLLINGER INC. CREDIT FACILITIES. All of the shares of the Company owned by Hollinger Inc. and its wholly-owned subsidiaries are pledged to a syndicate of Canadian chartered banks as security for Hollinger Inc.'s Cdn.$140 million term facility, Cdn.$90 million revolving facility, and Cdn.$150 million non-revolving bridge loan, and to a Canadian chartered bank as security for Hollinger Inc.'s Cdn.$10 million operating facility.

     On July 29, 1997, Hollinger Inc. made an issuer bid (the "Debenture Offer") for all of its outstanding 7% Southam-linked debentures ("Debentures"), with the consideration offered per Cdn.$1,000 principal amount of Debentures being, at the option of a tendering holder of Debentures, (i) Cdn.$1,342.86 or (ii) Cdn.$771.43 and 57.143 non-voting special shares ("HCPH Special Shares") of HCPH, a subsidiary of the Company. 4,146,007 HCPH Special Shares were issued in consideration for non-voting special shares ("Newco Special Shares") of 3396754 Canada Limited ("Newco"), a wholly-owned subsidiary of Hollinger Inc. Pursuant to the terms of an exchange agreement (the "Exchange Agreement") between HCPH, Newco and the Company, the Newco Special Shares are exchangeable at any time after December 23, 1997, at the option of the holder, into Class A Common Stock to be delivered by Newco on the same basis as the 4,146,007 HCPH Special Shares are exchangeable for Class A Common Stock with the Company.

     All or any part of the exchange obligation for the Newco Special Shares can also be settled, at the option of Newco, by a cash payment of an amount equivalent to the Current Market Price (as defined in the Exchange Agreement) of the Class A Common Stock to be delivered upon any exchange of Newco Special Shares. Hollinger Inc. has unconditionally agreed to provide Newco with sufficient Class A Common Stock and/or cash for Newco to meet its obligations upon an exchange of Newco Special Shares. The number of shares of Class A Common Stock which Hollinger Inc. may be required to provide to Newco for optional exchange prior to the mandatory exchange date, June 26, 2000, is between 2,114,465 and 2,495,896. If exchanges do not occur prior to such date, a mandatory exchange will occur on such date in respect of which Hollinger Inc. will be required to provide to Newco that number of shares of Class A Common Stock (or the cash equivalent thereof) equal to US $36,816,542 divided by 95% of the Current Market Price at such date.

     OTHER ARRANGEMENTS. Additional or modified arrangements and transactions may be entered into in the future by the Company and Hollinger Inc. and their respective subsidiaries. Any such future arrangements and transactions will be determined through negotiation between the Company and Hollinger Inc. and it is possible that conflicts of interest will be involved. In general, the Audit Committee of the Board of Directors is responsible for recommending to the Board of Directors policies and procedures for dealing with conflicts of interest and for reviewing any such arrangements and transactions.

MANAGEMENT SERVICES AND BUSINESS OPPORTUNITIES

     Concurrently with the consummation of the Company's initial public offering in 1994, the Company and Hollinger Inc. entered into agreements for the purpose of defining their ongoing relationships, including a services agreement, to which Publishing later became a party, and a Business Opportunities Agreement. These agreements were developed in the context of a parent-subsidiary relationship and, therefore, were not the result of arms-length negotiations between independent parties. The Business Opportunities Agreement was subsequently amended, with the approval of the Audit Committee, in 1995 and 1996 (as so amended, the "Business Opportunities Agreement"). In 1998, the management services arrangements were restructured to reflect the transformation of Hollinger Inc. primarily into a holding company for the Company and the provision by The Ravelston Corporation Limited ("Ravelston") of management services. New agreements (the "Services Agreements") were entered into between Ravelston and the Company and Southam. The Services Agreements are generally consistent in their scope and terms with the prior agreements which they superseded.

     MANAGEMENT SERVICES. Pursuant to the Services Agreements, Ravelston provides advisory, consultative, procurement and administrative services to the Company, Southam and their respective subsidiaries including, among other things, strategic advice, planning and financial services (including advice and assistance with respect to acquisitions, divestitures or joint venture arrangements); consulting services regarding risk management and insurance coverage; and assistance in operational matters. In 1999 and 1998 in the aggregate approximately $38 million and $32 million, respectively, was paid in fees pursuant to the Services Agreements. The fees paid by the Company were approved by the Audit Committee as reasonable for the services rendered. The fees paid by Southam were approved by a Committee of the Board of Directors of Southam (which was a public company until January 22, 1999) comprised of directors independent of Ravelston. The amount of fees payable pursuant to the Services Agreements for 2000 and future years will be determined annually by agreement between Ravelston and the Audit Committee. The Services Agreements may be terminated by either party upon 180 days prior written notice. Ravelston's affiliates include Messrs. Black, Radler, Colson, Atkinson, Boultbee and Creasey and Mrs. Black, who are officers and/or directors of both Hollinger Inc. and the Company and who, with the exception of Mrs. Black, do not receive compensation directly from the Company in their capacities as executive officers of the Company or Hollinger Inc. Additionally, $2.3 million was paid to Ravelston's affiliate, Moffat Management, for services provided to the Company's Community Newspaper Group.

     BUSINESS OPPORTUNITIES. The Business Opportunities Agreement provides that the Company is Hollinger Inc.'s principal vehicle for engaging in and effecting acquisitions in the newspaper business and in related media business in the United States, Israel and, through The Telegraph, the United Kingdom, the rest of the European Community, Australia and New Zealand (the "Telegraph Territory"). Hollinger Inc. has reserved to itself the ability to pursue all media (including newspaper) acquisition opportunities outside the United States, Israel and the Telegraph Territory and all media acquisition opportunities unrelated to the newspaper business in the United States, Israel and the Telegraph Territory. As newspaper acquisition opportunities arise in the United States, Israel and the Telegraph Territory, the Company has the right to pursue such opportunities directly or through The Telegraph. If Hollinger Inc. acquires a newspaper business in the United States or Israel, Hollinger Inc. will be obligated to offer such business for sale to the Company on terms no less favorable to the Company than those obtained by Hollinger Inc. Under the Business Opportunities Agreement, as newspaper or media acquisitions arise in Canada, Hollinger Inc. has the right to pursue such opportunities. Likewise, if the Company acquires a newspaper business in Canada, the Company will be obligated to offer such business for sale to Hollinger Inc. on terms no less favorable to Hollinger Inc. than those obtained by the Company. Hollinger Inc., through wholly owned subsidiaries, may continue to acquire newspapers in Canada, although it is the intention of Hollinger Inc. and the Company that Hollinger Canadian Newspapers, Limited Partnership be the principal vehicle for owning, acquiring, disposing of, and operating community newspapers in Canada. Any decision by the Company with respect to a particular acquisition from Hollinger Inc. shall be subject to the review and approval of the Audit Committee. In addition, the Business Opportunities Agreement does not restrict newspaper companies in which Hollinger Inc. has a minority investment from acquiring newspaper or media businesses in the United States or Israel, nor does it restrict subsidiaries of Hollinger Inc. from acquiring up to 20% interests in publicly-held newspaper businesses in the United States. For purposes of the Business Opportunities Agreement, "newspaper business" means the business of publishing and distributing newspapers, magazines and other paid or free publications having national, regional, local or targeted markets, including publications having limited or no news or editorial content such as shoppers or other total market coverage publications and similar publications. "Media business" means the business of broadcasting radio, television, cable and satellite programs (including national, regional or local radio, television, cable and satellite programs). The Business Opportunities Agreement will remain in effect so long as Hollinger Inc. holds at least 50% of the voting power of the Company, subject to termination by either party under certain specified circumstances.

OTHER TRANSACTIONS

     In order to facilitate the rendering of management and advisory services by Messrs. Black and Radler, and to enhance the business interests of the Company within the financial community, the newspaper industry and otherwise, a subsidiary of the Company purchased apartments in New York and Chicago in 1994 for the use of Messrs. Black and Radler, respectively, on a rent-free basis while they are in the United States. The cost to the Company of building out and maintaining the apartments for Messrs. Black and Radler was $143,500 and $25,700, respectively, during 1999. The Company has granted options to Messrs. Black and Radler, respectively, to acquire at any time the Company's interest in the New York and Chicago apartments, respectively, at their then fair market values. The Company's subsidiary has agreed to sell the apartments upon exercise of the option by Mr. Black or Mr. Radler, respectively, or by a third party in the event of Mr. Black's or Mr. Radler's respective termination as both an officer and a director of the Company, their respective deaths or permanent disability or upon notice by Mr. Black or Mr. Radler, respectively.

     Effective April 1, 1999, the Company sold approximately 18 properties of the Company's U.S. community newspaper group for an aggregate consideration of approximately $47 million to a company formed by a former Vice President of American Publishing. Certain members of the Board of Directors and senior management of the Company are shareholders of such company. The transaction received an independent fairness opinion and was unanimously approved by the independent Directors of the Company as a market value transaction.

                         THE DIRECTOR ELECTION PROPOSAL

     Sixteen persons are being nominated for election as directors. The Board of Directors is elected annually and may consist of such number of directors as the Board of Directors may by resolution from time to time determine. Any newly created directorship or vacancy may be filled by a majority of the remaining members of the Board of Directors then in office. The occurrence of a vacancy which is not filled within 90 days of the vacancy will constitute a determination by the Board of Directors that the number of directors is to be reduced so as to eliminate such vacancy, unless the Board of Directors specifies otherwise. Unless authority to vote is withheld, shares of Common Stock and Series C Preferred Stock represented by proxies properly executed will be voted in favor of each of the persons named below, all of whom are presently directors of the Company. The Company has no reason to believe that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the meeting, it is intended that discretionary authority shall be exercised by the persons designated as proxies to vote the proxies for the election of any other nominee or nominees of management. Each director elected at the meeting will hold office until the 2001 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

     The stockholders of the Company are not entitled to vote cumulatively in the election of directors. The holders of Class A Common Stock, Class B Common Stock and Series C Preferred Stock are entitled to vote in the election of directors and vote together as a single class. Hollinger Inc., which controls approximately 74.2% of the combined voting power of both classes of Common Stock and the Series C Preferred Stock has indicated its intention to vote in favor of all the persons named below for election as directors.

INFORMATION CONCERNING NOMINEES AS DIRECTORS

     The following table and the notes thereto set forth the names and ages (as of March 1, 2000) of the 16 persons nominated for election as directors and all positions and offices with the Company held by them:

                NAME AND AGE                           POSITION(S) WITH THE COMPANY
                ------------                           ----------------------------
Dwayne O. Andreas, 81........................  Director
Barbara Amiel Black, 59......................  Vice President, Editorial and Director
The Hon. Conrad M. Black, P.C., O.C., 55.....  Chairman of the Board, Chief Executive
                                               Officer and Director
The Hon. Richard R. Burt, 53.................  Director
Raymond G. Chambers, 57......................  Director
Daniel W. Colson, 52.........................  Vice Chairman and Director, Deputy Chairman
                                               Chief Executive Officer and Director of the
                                               Telegraph
Dr. Henry A. Kissinger, 76...................  Director
Marie-Josee Kravis, O.C., 50.................  Director
Shmuel Meitar, 56............................  Director
The Hon. Richard N. Perle, 58................  Co-Chairman of Hollinger Digital Inc. and
                                               Director
F. David Radler, 57..........................  Deputy Chairman, President, Chief Operating
                                               Officer and Director
The Hon. Robert S. Strauss, 81...............  Director
A. Alfred Taubman, 76........................  Director
The Hon. James R. Thompson, 63...............  Director
Lord Weidenfeld, 80..........................  Director
Leslie H. Wexner, 62.........................  Director

     The name, principal occupation, business experience and tenure as a director of the Company is set forth below for each nominee for election as a director. Unless otherwise indicated, all principal occupations have been held for more than five years.

     DWAYNE O. ANDREAS, Director. Mr. Andreas has served as a Director since February 1996. Mr. Andreas served as the Chairman of Archer-Daniels-Midland Co., a publicly traded Fortune 500 company, from 1970 to January, 1999, when Mr. Andreas became Chairman Emeritus of ADM, and currently serves as a director of such company and served as its Chief Executive Officer from 1966 to 1997. Mr. Andreas was Chairman of President Reagan's Task Force on International Private Enterprise from 1983 to 1985. He served as a Director of Salomon, Inc., an investment banking firm in New York, from 1982 to 1997. Mr. Andreas also serves on the Company's International Advisory Board.

     BARBARA AMIEL BLACK, Vice President, Editorial and Director. Mrs. Black has served as Vice President, Editorial since September 1995 and as a Director since February 1996. Mrs. Black is the wife of Mr. Black. Mrs. Black is currently a columnist for The Daily Telegraph. After an extensive career in both on and off air television production, Mrs. Black was the editor of The Toronto Sun from 1982 to 1984, a columnist of The Times and The Sunday Times of London from 1986 to 1994 and a columnist of McLean's magazine since 1976. Mrs. Black also serves as Vice President, Editorial of Hollinger Inc. and Hollinger Canadian Newspapers G.P. Inc. ("HCNGP"), the general partner of Hollinger Canadian Newspapers, Limited Partnership, a public reporting company in Canada, and as a Director of Hollinger Inc., Jerusalem Post and Southam.

     THE HON. CONRAD M. BLACK, P.C., O.C., Chairman of the Board of Directors, Chief Executive Officer and Director. Mr. Black has served as Chairman of the Board of Directors and Chief Executive Officer since October 25, 1995, and has served as a Director since 1990. Mr. Black served as Deputy Chairman of the Board of Directors from 1991 to October 25, 1995. Mr. Black has served for the past five years as the Chairman of the Board and Chief Executive Officer of Hollinger Inc. He currently serves as the Chairman and as a Director of The Telegraph, as Chairman and as a Director of Southam and Jerusalem Post, as Chairman of the Board, Chief Executive Officer and a Director of Argus and of HCNGP, and as a Director of EdperBrascan Limited and the Canadian Imperial Bank of Commerce, both of which are public reporting companies in Canada, and as a director of Sotheby's Holding Inc. Mr. Black is a Member of the Advisory Board of Gulfstream Aerospace Corporation.

     THE HON. RICHARD R. BURT, Director. Mr. Burt has served as a Director since September 1994. Mr. Burt has served as Chairman of IEP Advisors L.L.P., an emerging markets investment banking and advisory services firm, since 1994. He was a partner with McKinsey & Company, Inc. from 1991 to 1994. Mr. Burt has served as Chief Negotiator in Strategic Arms Reduction Talks from 1989 to 1991 and as the United States Ambassador to the Federal Republic of Germany from 1985 to 1989. Mr. Burt currently serves as a Director of Anchor Gaming, Weirton Steel Corp., Archer-Daniels-Midland Co., Homestake Mining Inc., and HCL Technologies, Ltd. all of which are United States public reporting companies.

     RAYMOND G. CHAMBERS, Director. Mr. Chambers is Chairman of the Executive Committee of America's Promise -- The Alliance for Youth. He is Co-Chairman of the New Jersey Performing Arts Center and The National Mentoring Partnership. He founded and is a Trustee of the Amelior Foundation and is the Founding Chairman of the Points of Light Foundation. Mr. Chambers is also a Board Member of YankeeNets, LLC.

     DANIEL W. COLSON, Vice Chairman and Director of the Company, and Deputy Chairman, Chief Executive Officer and Director of The Telegraph. Mr. Colson has served as a Director of the Company since February 1995 and as Vice Chairman since May 1998. He has served as Deputy Chairman of The Telegraph since 1995 and as Chief Executive Officer of The Telegraph since 1994, and was Vice Chairman of The Telegraph from 1992 to 1995. Mr. Colson also currently serves as Chairman and as a Director of UniMedia Company and Hollinger Telegraph New Media Ltd. and as Vice Chairman and Director of Hollinger Digital Inc. and Southam. He also serves as Vice Chairman and as a Director of Hollinger Inc., Hollinger Canadian Publishing Holdings Inc. and HCNGP, and as a director of Argus and Molson Inc., all of which are Canadian public reporting companies. Mr. Colson also serves as Deputy Chairman and Director of Interactive Investor International Ltd.

     DR. HENRY A. KISSINGER, Director. Dr. Kissinger has served as a Director since February 1996. Dr. Kissinger has served as Chairman of Kissinger Associates Inc., an international consulting firm, since 1982. Dr. Kissinger served as the 56th Secretary of State from 1973 to 1977. He also served as Assistant to the

President for National Security Affairs from 1969 to 1975 and as a member of the President's Foreign Intelligence Advisory Board from 1984 to 1990. Dr. Kissinger served as a director of American Express Company from 1986 to 1996 and currently serves as Advisor to the Board of Directors of American Express Company, Counselor to the Chase Manhattan Bank and as a member of its International Advisory Committee, as Chairman of the International Advisory Board of American International Group, Inc., and as a Director of Continental Grain Company, Freeport-McMoran Copper and Gold Inc., all of which are United States public reporting companies. Dr. Kissinger also serves as a Senior Advisor on the Company's International Advisory Board.

     MARIE-JOSEE KRAVIS, O.C., Director. Mrs. Kravis has served as a Director since February 1996. She has served as a Senior Fellow of the Hudson Institute Inc. since 1994. She has served as a Director of The Seagram Company Ltd. since 1985, a Canadian public reporting company, and as a Director of Hasbro Inc. since 1995 and Ford Motor Company since 1995, both of which are United States public reporting companies. Mrs. Kravis also serves as a Director of Campagnie UniMedia, Canadian Imperial Bank of Commerce and StarMedia Network, Inc.

     SHMUEL MEITAR, Director. Mr. Meitar has served as a Director since February 1996. Mr. Meitar also serves as Vice Chairman of Aurec Ltd., a leading provider of communications, media and information services since 1991. Prior to 1991, Mr. Meitar served as President of the Aurec Group, which includes Golden Channels, the largest cable television franchise in Israel, and Golden Pages, the Israeli Yellow Pages. Mr. Meitar has been a director of Jerusalem Post since 1992 and also serves as a director of Golden Pages Ltd.

     THE HON. RICHARD N. PERLE, Director. Mr. Perle has served as a Director since June 1994. Mr. Perle has served as Resident Fellow of the American Enterprise Institute for Public Policy Research since 1987. He was the Assistant Secretary for the United States Department of Defense, International Security Policy from 1981 to 1988. Mr. Perle is Co-Chairman of Hollinger Digital Inc. and a Director of Jerusalem Post, both of which are subsidiaries of the Company. Mr. Perle has served as a director of GeoBiotics, Inc. since 1996, and as a director of E.Certify since 1999.

     F. DAVID RADLER, Deputy Chairman, President, Chief Operating Officer and Director. Mr. Radler has served as President and Chief Operating Officer since October 25, 1995, as Deputy Chairman since May 1998 and as a Director since 1990. Mr. Radler was Chairman of the Board of Directors from 1990 to October 25, 1995. Mr. Radler has served for the past five years as President and Chief Operating Officer and Deputy Chairman of Hollinger Inc. He currently serves as a Director of HCNGP, The Telegraph and as Deputy Chairman, Associate Chief Executive Officer and Director of Southam, and as a Director of Argus, Dominion Malting Limited and West Fraser Timber Co. Ltd., all of which are Canadian public reporting companies. Mr. Radler also serves as a Director of Jerusalem Post.

     THE HON. ROBERT S. STRAUSS, Director. Mr. Strauss has served as a Director since February 1996. Mr. Strauss was a founder of, and is currently a Partner of, Akin, Gump, Strauss, Hauer & Feld, a national law firm. Mr. Strauss served as United States Ambassador to the Soviet Union beginning in 1991, and following the dissolution of the Soviet Union, as United States Ambassador to the Russian Federation until 1992 when he resigned and rejoined his former law firm. He has also served from 1981 to the present as a Director of Archer-Daniels-Midland Co., a United States public reporting company, and from 1993 to 1998 as a director of Gulfstream Aerospace Corporation.

     A. ALFRED TAUBMAN, Director. Mr. Taubman has served as a Director since February 1996. Since 1983, Mr. Taubman has been the largest shareholder, and a Director of Sotheby's Holdings Inc., the international art auction house. Mr. Taubman also serves as Chairman of The Taubman Company and Taubman Centers, Inc., companies engaged in the regional retail shopping center business.

     THE HON. JAMES R. THOMPSON, Director. Mr. Thompson has served as a Director since June 1994. Mr. Thompson has served as the Chairman of Winston & Strawn, attorneys at law, since 1991. Mr. Thompson served as the Governor of the State of Illinois from 1977 to 1991. Mr. Thompson currently serves as a director of FMC Corp., Prime Retail, Inc., Prime Group Realty Trust, Navigant Consulting Inc., Metfal Management Inc., Jefferson Smurfit Group plc, Union Pacific Resources and American National Can, all of which are

United States public reporting companies with the exception of Jefferson Smurfit Group, which is an Irish company. Mr. Thompson also currently serves as a Director of Prime Retail Company.

     LORD WEIDENFELD, Director. Lord Weidenfeld has served as a Director since February 1996. Lord Weidenfeld has served as Chairman of Weidenfeld & Nicolson Ltd., a book publisher, since 1948. Lord Weidenfeld served as a Director of Hollinger Inc. from September 1993 until 1995. Lord Weidenfeld is a Director of Jerusalem Post.

     LESLIE H. WEXNER, Director. Mr. Wexner has served as a Director since February 1996. Mr. Wexner has served as Chairman and Chief Executive Officer of The Limited, Inc., a company whose activities include the retail sale of apparel and personal care items, since 1963. He also currently serves as a Chairman of Intimate Brands Inc. and as Chairman of Abercrombie & Fitch. Mr. Wexner served as Chairman of the Board of Trustees of The Ohio State University until 1991.

MEETINGS AND COMMITTEES

     The Board of Directors met four times in 1999. With the exception of Messrs. Kissinger and Wexner, each incumbent director named above attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees on which such director served. The Company maintains an Executive Committee, an Audit Committee, a Compensation Committee and a Stock Option Committee. The Company does not have a nominating committee.

     The Executive Committee acted by unanimous written consent twenty-two times in 1999. The Executive Committee consists of Mr. Black, Chairman, and Messrs. Perle and Radler. The Executive Committee, to the extent permitted by law, the Company's Amended and Restated By-Laws and resolutions of the Board of Directors, exercises all the power and authority of the Board of Directors.

     The Audit Committee met four times in 1999. The 2000 Audit Committee consists of Mr. Thompson, Chairman, Mr. Burt and Mrs. Kravis. The Audit Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program, reviewing with the Company's accountants the results of all audits upon their completion, annually selecting and recommending independent public accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company.

     In addition, pursuant to the Services Agreements, the Audit Committee is responsible for reviewing the cost of services charged by Ravelston, and monitoring the Company's decisions with respect to related party acquisition opportunities and the exercise of the Company's rights under its Business Opportunities Agreement with Hollinger Inc. See "Certain Relationships and Related Transactions." The Audit Committee also has authority to recommend to the Board policies and procedures for dealing with conflicts of interest and to review the application of such policies and procedures.

     The Audit Committee reports that it has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received certain disclosures from the auditors regarding the auditors' independence as required by the Independence Standards Board Standard No. 1, and discussed with the auditors the auditors' independence. Based on such review and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 1999 for filing with the Commission. On May 5, 1999, the Audit Committee adopted, and the Board of Directors ratified, the Hollinger International Inc. Audit Committee Charter, a copy of which is attached hereto as Annex A.

     The foregoing report has been furnished by James R. Thompson, Richard R. Burt and Marie-Josee Kravis.

     The Compensation Committee met once in 1999. The 2000 Compensation Committee consists of Mr. Thompson, Chairman, and Mr. Burt. The Compensation Committee recommends compensation levels of senior management (other than for those executive officers who receive their compensation from Hollinger Inc. or Ravelston), works with senior management on benefit and compensation programs for Company employees and monitors local and national compensation trends to ensure the Company's compensation program is competitive within the newspaper industry.

     The Stock Option Committee acted by unanimous written consent three times in 1999. The Stock Option Committee, which consists of Mr. Thompson, Chairman, and Mr. Meitar, administers the Company's 1994 Stock Option Plan, 1997 Stock Incentive Plan and 1999 Stock Incentive Plan.

DIRECTORS' COMPENSATION

     During 1999 each director, including each director who is an executive officer, was entitled to receive an annual director's fee of $27,500 per annum and a fee of $2,000 for each board or committee meeting attended. Non-employee directors were each entitled to receive an option to purchase 4,000 shares of Class A Common Stock pursuant to the 1999 Stock Incentive Plan and a one time grant of 500 shares of Class A Common Stock. Directors are reimbursed for expenses incurred in attending the meetings. Members of the Executive Committee do not receive meeting fees.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the directors and executive officers and any persons holding more than 10% of any equity security of the Company are required to report their initial ownership of any equity security and any subsequent changes in that ownership to the Commission. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file such reports by those dates during 1999. To the Company's knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all of these filing requirements were satisfied, except that a report on Form 5 for each of Messrs. J.D. Ferguson and Frederic Lebolt and Ms. Linda Loye was filed in February of 2000 evidencing late Form 3s; and a joint Form 4 filing due in November of 1999 was filed in December of 1999 on behalf of Hollinger Inc., Ravelston, and Mr. and Mrs. Black.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The following table sets forth compensation information for the three fiscal years ended December 31, 1999 for the Chief Executive Officer and the four most highly compensated executive officers whose salary and bonus for the year ended December 31, 1999 exceeded $100,000.

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                     ANNUAL COMPENSATION                     SECURITIES
                                     --------------------    OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY      BONUS     COMPENSATION     OPTIONS      COMPENSATION(2)
---------------------------   ----     ------      -----     ------------    ----------    ---------------
CONRAD M. BLACK.............  1999   $466,967(3)   --(3)         --           245,000(4)     $128,156(5)
  Chairman and                1998    455,785(3)   --(3)         --           150,000(6)      126,899(7)
  Chief Executive Officer     1997    428,768(3)   --(3)         --            95,000(8)      112,001(9)
F. DAVID RADLER.............  1999   $     --(3)   --(3)         --           245,000(4)     $154,915(5)
  President and               1998         --(3)   --(3)         --           150,000(6)      152,697(7)
  Chief Operating Officer     1997         --(3)   --(3)         --            95,000(8)      129,939(9)
DANIEL W. COLSON............  1999   $245,280(3)   --(3)         (1)          170,000(4)     $136,980(5)
  Chief Executive Officer     1998    234,121(3)   --(3)         (1)          120,000(6)      117,075(7)
  of The Telegraph            1997    238,966(3)   --(3)         --            45,000(8)      102,419(9)
J. A. BOULTBEE..............  1999   $     --(3)   --(3)         --            85,000(4)     $ 29,206(5)
  Executive Vice President    1998         --(3)   --(3)         --            60,000(6)       23,615(7)
                              1997         --(3)   --(3)         --            35,000(8)       15,155(9)
PETER Y. ATKINSON...........  1999   $     --(3)   --(3)         --            85,000(4)     $ 35,063(5)
  Vice President              1998         --(3)   --(3)         --            60,000(6)       20,916(7)
                              1997         --(3)   --(3)         --            35,000(8)           --(9)

---------
(1) Pursuant to the Company's deferred compensation plan, discretionary contributions are credited to the participants' retirement accounts as deferred compensation. See "Deferred Compensation Plan."

(2) Certain executive officers of the Company, including Messrs. Black, Radler, Colson, Atkinson and Boultbee are participants in the Hollinger Inc. Executive Share Option Plan and the Hollinger Canadian Newspapers, Limited Partnership Unit Option Plan. As of March 16, 2000, 232,000 Hollinger Inc. Executive Share options had vested and no Hollinger Canadian Newspapers, Limited Partnership options had vested. Mr. Black holds vested options to acquire 62,500 Hollinger Inc. Retractable Common Shares, unvested options to acquire 187,500 Hollinger Inc. Retractable Common Shares and unvested options to acquire 95,000 limited partnership units of Hollinger Canadian Newspapers, Limited Partnership ("Partnership Units"); Mr. Radler holds vested options to acquire 57,500 Hollinger Inc. Retractable Common Shares, unvested options to acquire 172,500 Hollinger Inc. Retractable Common Shares and unvested options to acquire 95,000 Partnership Units; Mr. Colson holds vested options to acquire 40,000 Hollinger Inc. Retractable Common Shares, unvested options to acquire 120,000 Retractable Common Shares of Hollinger Inc. and unvested options to acquire 60,000 Partnership Units; Mr. Boultbee holds vested options to acquire 23,750 Hollinger Inc. Retractable Common Shares, unvested options to acquire 71,250 Retractable Common Shares of Hollinger Inc. and unvested options to acquire 35,000 Partnership Units and Mr. Atkinson holds vested options to acquire 20,000 Hollinger Inc. Retractable Common Shares, unvested options to acquire 60,000 Retractable Common Shares of Hollinger Inc. and unvested options to acquire 35,000 Partnership Units.

(3) With the exception of salaries paid to Messrs. Black and Colson by The Telegraph (which salaries were paid in pounds sterling and Canadian dollars, respectively, and have been converted into U.S. dollars at the 1999 average rate of 1.6172 and 0.6732, the 1998 average rate of 1.6574 and 0.6747, and the 1997 average rate of 1.6334 and 0.7222, respectively, for purposes of this disclosure), Messrs. Black, Radler, Colson, Atkinson and Boultbee do not receive salaries or bonuses directly from the Company. Under the

    Services Agreements with Ravelston, the Company pays a management fee relating to, among other matters, management and administrative services provided to the Company by such executives. See "Certain Relationships and Related Transactions."

(4) Options granted pursuant to the 1997 Stock Incentive Plan to purchase shares of Class A Common Stock. Options may be exercised upon the payment of $11.63 per share exercise price and vest over a four year period beginning February 12, 2000 in equal increments. See "1997 Stock Incentive Plan" below.

(5) With respect to Messrs. Black, Radler and Colson, reflects quarterly and meeting attendance fees paid for services as a director during 1999. With respect to Messrs. Black, Radler, Colson, Boultbee and Atkinson, reflects quarterly and meeting attendance fees paid for services as a director of Southam during 1999 (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 1999 average rate of 0.6732 for purposes of this disclosure). With respect to Messrs. Black and Radler reflects fees paid for services as a director of American Publishing and Jerusalem Post during 1999. With respect to Mr. Radler, reflects fees paid for services as a Senior Director of APAC-95, Inc., a subsidiary of the Company, during 1999. With respect to Messrs. Black, Colson and Radler, also reflects fees paid for services as a director of The Telegraph (which fees were paid in pounds sterling and have been converted into U.S. Dollars at the 1999 average rate of 1.6172 for purposes of this disclosure).

(6) Options granted on February 23, 1998 pursuant to the 1997 Stock Incentive Plan to purchase shares of Class A Common Stock. Options were to be exercised upon the payment of $15.06 per share exercise price and vested over a four year period beginning February 23, 1999 in equal increments. Effective as of February 26, 1999, the Company and said employees agreed to cancel such options, with the employees foregoing one year of vesting, in return for new options for the respective same number of shares to be exercised upon the payment of $12.25 per share exercise price which vest over a four year period beginning February 26, 2000 in equal increments. See "1997 Stock Incentive Plan" below.

(7) With respect to Messrs. Black, Radler and Colson, reflects quarterly and meeting attendance fees paid for services as a director during 1998. With respect to Messrs. Black, Radler, Colson, Boultbee and Atkinson, reflects quarterly and meeting attendance fees paid for services as a director of Southam during 1998 (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 1998 average rate of 0.6747 for purposes of this disclosure). With respect to Messrs. Black and Radler reflects fees paid for services as a director of American Publishing and Jerusalem Post during 1998. With respect to Mr. Radler, reflects fees paid for services as a Senior Director of APAC-95, Inc., a subsidiary of the Company, during 1998. With respect to Messrs. Black, Colson and Radler, also reflects fees paid for services as a director of The Telegraph (which fees were paid in pounds sterling and have been converted into U.S. Dollars at the 1998 average rate of 1.6574 for purposes of this disclosure).

(8) Options granted pursuant to the 1997 Stock Incentive Plan to purchase shares of Class A Common Stock. Options may be exercised upon the payment of $10.06 per share exercise price and vest over a four year period beginning May 1, 1998 in equal increments. See "1997 Stock Incentive Plan" below.

(9) With respect to Messrs. Black, Radler and Colson, reflects quarterly and meeting attendance fees paid for services as a director during 1997. With respect to Messrs. Black, Radler, Colson, Boultbee and Atkinson, reflects quarterly and meeting attendance fees paid for services as a director of Southam during 1997 (which fees were paid in Canadian Dollars and have been converted to U.S. Dollars at the 1997 average rate of 0.7222 for purposes of this disclosure). With respect to Messrs. Black and Radler reflects fees paid for services as a director of American Publishing and Jerusalem Post during 1997. With respect to Mr. Radler, reflects fees paid for services as a Senior Director of APAC-95, Inc., a subsidiary of the Company, during 1997. With respect to Messrs. Black, Colson and Radler, also reflects fees paid for services as a director of The Telegraph (which fees were paid in pounds sterling and have been converted into U.S. Dollars at the 1997 average rate of 1.6334 for purposes of this disclosure).

     DEFERRED COMPENSATION PLAN. The Company, through a subsidiary, provides a deferred compensation plan to certain executives under which contributions may be made by the Board of Directors of such subsidiary during the course of each year. Such contributions are discretionary in amount, time and form of payment and, when made, are credited to the retirement accounts established for each participant which vest 10% per year after five years of service. Mr. Strader participates in this program. Mr. Colson received a pension contribution from The Telegraph in the amount of $60,304, which was originally paid in pounds sterling and which has been converted into U.S. dollars at the average rate of 1.6172 for purposes of this disclosure.

     1994 STOCK OPTION PLAN. Prior to the Company's initial public offering in May 1994, Hollinger Inc., the parent company of the Company, adopted and approved a stock option plan for the Company which was subsequently amended on September 9, 1996 (as amended, the "1994 Stock Option Plan"), under which stock option awards have been made to eligible employees and officers. The purpose of the 1994 Stock Option Plan was to promote the interests of the Company and its stockholders by establishing a direct link between the financial interests of eligible employees and officers and the performance of the Company and by enabling the Company to attract and retain highly competent employees and officers. On May 1, 1997, the stockholders adopted a new stock option plan (see "1997 Stock Incentive Plan," described below) which replaced the 1994 Stock Option Plan. No new grants have or will be made under the 1994 Stock Option Plan. Awards under the 1994 Stock Option Plan made prior to May 1, 1997 are not affected by the adoption of the 1997 Stock Incentive Plan.

     1997 STOCK INCENTIVE PLAN. On May 1, 1997, the Company adopted, and the Company's stockholders approved, a new compensation plan known as the Hollinger International Inc. 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"). The 1997 Stock Incentive Plan replaced the Company's 1994 Stock Option Plan. Awards previously made under the 1994 Stock Option Plan are not affected. The purpose of the 1997 Stock Incentive Plan was to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors to achieve long-term corporate objectives. The 1997 Stock Incentive Plan provided for awards of up to 5,156,915 shares of Class A Common Stock. This total included 189,640 shares that remained available under the 1994 Stock Option Plan, which shares were rolled into the 1997 Stock Incentive Plan, and 4,967,275 additional shares. The number of shares available for issuance under the 1997 Stock Incentive Plan was subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the 1997 Stock Incentive Plan were either authorized and unissued shares or issued shares which had been reacquired by the Company. On May 5, 1999, the stockholders adopted a new stock option plan (see "1999 Stock Incentive Plan", described below) which replaced the 1997 Stock Incentive Plan. No new grants have been or will be made under the 1997 Stock Incentive Plan. Awards under the 1997 Stock Incentive Plan made prior to May 5, 1999 are not affected by the adoption of the 1999 Stock Incentive Plan.

     1999 STOCK INCENTIVE PLAN. On May 5, 1999, the Company adopted, and the Company's stockholders approved, a new compensation plan known as the Hollinger International Inc. 1999 Stock Incentive Plan (the "1999 Stock Incentive Plan"). The 1999 Stock Incentive Plan replaces the Company's 1997 Stock Incentive Plan. Awards previously made under the 1997 Stock Incentive Plan are not affected. The purpose of the 1999 Stock Incentive Plan is to assist in attracting and retaining highly competent employees and directors and to act as an incentive in motivating selected officers and other key employees and directors to achieve long-term corporate objectives. The 1999 Stock Incentive Plan provides for awards of up to 8,500,000 shares of Class A Common Stock. The number of shares available for issuance under the 1999 Stock Incentive Plan shall be subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the 1999 Stock Incentive Plan are either authorized and unissued shares or issued shares which have been reacquired by the Company.

     HOLLINGER CANADIAN NEWSPAPERS, LIMITED PARTNERSHIP UNIT OPTION PLAN. In conjunction with the formation of Hollinger Canadian Newspapers, Limited Partnership (the "Partnership"), the board of directors of the general partner implemented a Unit Option Plan for the Partnership (the "Unit Option Plan"). The Unit Option Plan is designed to (i) provide incentives to directors, officers and certain employees of the Partnership and its subsidiaries ("Eligible Persons") who are in positions which enable them to make significant contributions to the longer term objectives of the Partnership, (ii) give suitable recognition to the ability and industry of those Eligible Persons and
(iii) attract and retain persons of ability and industry in the service of the Partnership and its subsidiaries.

     Under the Unit Option Plan, options to purchase limited partnership units of the Partnership ("Units") may be granted from time to time by the board of directors of the general partner (or a committee of the board) to an Eligible Person. The exercise price of the option is determined by the board based on the fair value of the Unit on the date of grant. In general, the exercise price will be the weighted average price for all board lots of Units traded on The Toronto Stock Exchange on each of the ten consecutive trading days ending on the third day preceding the date of the grant. The maximum number of Units that may be issued under the Unit Option Plan (subject to adjustments for unit splits, consolidations and other reorganizations) is 850,000 Units. Options must be exercised no later than six years from the date of grant or any lesser period determined by the board of directors of the general partner or required by applicable regulatory authorities.

     OPTION/SAR GRANTS IN LAST FISCAL YEAR. The following table sets forth information concerning the issuance of options to purchase Class A Common Stock in 1999 to the named executive officers pursuant to the 1997 Stock Incentive Plan.

                        1999 ORIGINAL INDIVIDUAL GRANTS

                                            NUMBER OF     % OF TOTAL
                                            SECURITIES   OPTIONS/SARS   EXERCISE                 GRANT
                                            UNDERLYING    GRANTED TO    OF BASE                   DATE
                                             OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   PRESENT
                   NAME                     GRANTED(1)   FISCAL YEAR     ($/SH)       DATE      VALUE(2)
                   ----                     ----------   ------------   --------   ----------   --------
Conrad M. Black...........................   245,000        11.1%        $11.63     2/11/09     $962,850
F. David Radler...........................   245,000        11.1%        $11.63     2/11/09     $962,850
Daniel W. Colson..........................   170,000        7.71%        $11.63     2/11/09     $668,100
Barbara Amiel Black.......................    55,000        2.49%        $11.63     2/11/09     $216,150
Peter Y. Atkinson.........................    85,000        3.85%        $11.63     2/11/09     $334,050
J. A. Boultbee............................    85,000        3.85%        $11.63     2/11/09     $334,050
Frederick A. Creasey......................    15,000        0.68%        $11.63     2/11/09     $ 58,950
John D. Ferguson..........................    35,000        1.59%        $11.63     2/11/09     $137,550
Paul B. Healy.............................    45,000        2.04%        $11.63     2/11/09     $176,850
Mark S. Kipnis............................    40,000        1.81%        $11.63     2/11/09     $157,200
Frederic Lebolt...........................    15,000        0.68%        $11.63     2/11/09     $ 58,950
Jerry J. Strader..........................    50,000        2.27%        $11.63     2/11/09     $196,500

---------
(1) The options vest in 25% annual increments on each of the first, second, third and fourth anniversaries of their respective grant dates, beginning February 12, 2000.

(2) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Commission for estimating the present value of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables described in the following sentence, so there is no assurance that an individual will actually realize the option values presented in this table. The values listed above were based on the following assumptions: volatility (estimated) -- 32.7%; risk-free rate of return -- 6.4%; dividend yield -- 4.5%; time of exercise -- 10 years.

                    1998 REISSUED ORIGINAL INDIVIDUAL GRANTS

                                            NUMBER OF     % OF TOTAL
                                            SECURITIES   OPTIONS/SARS   EXERCISE                 GRANT
                                            UNDERLYING    GRANTED TO    OF BASE                   DATE
                                             OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   PRESENT
                   NAME                     GRANTED(1)   FISCAL YEAR     ($/SH)       DATE      VALUE(2)
                   ----                     ----------   ------------   --------   ----------   --------
Conrad M. Black...........................   150,000        10.8%        $12.25     2/25/09     $570,000
F. David Radler...........................   150,000        10.8%        $12.25     2/25/09     $570,000
Daniel W. Colson..........................   120,000         8.7%        $12.25     2/25/09     $456,000
Barbara Amiel Black.......................    35,000         2.5%        $12.25     2/25/09     $133,000
Peter Y. Atkinson.........................    60,000         4.3%        $12.25     2/25/09     $228,000
J. A. Boultbee............................    60,000         4.3%        $12.25     2/25/09     $228,000
Frederick A. Creasey......................    20,000         1.4%        $12.25     2/25/09     $ 76,000
John D. Ferguson..........................    30,000         2.2%        $12.25     2/25/09     $114,000
Paul B. Healy.............................    45,000         3.3%        $12.25     2/25/09     $171,000
Mark S. Kipnis............................    30,000         2.2%        $12.25     2/25/09     $114,000
Frederic Lebolt...........................    10,000         0.7%        $12.25     2/25/09     $ 38,000
Jerry J. Strader..........................    50,000         3.6%        $12.25     2/25/09     $190,000

---------
(1) The options vest in 25% annual increments on each of the first, second, third and fourth anniversaries of their respective grant dates, beginning February 26, 2000. As previously reported, effective as of February 26, 1999, the Company and said employees agreed to cancel options issued on February 23, 1998, having an exercise price of $15.06 per share, with the employees foregoing one year of vesting, in return for new options for the respective same number of shares, having an exercise price of $12.25 per share.

(2) These values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the Commission for estimating the present value of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables described in the following sentence, so there is no assurance that an individual will actually realize the option values presented in this table. The values listed above were based on the following assumptions: volatility (estimated) -- 32.7%; risk-free rate of return -- 6.4%; dividend yield -4.5%; time of exercise -- 10 years.

     EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements with certain of its executive officers and all of the regional managers of its community newspaper group, providing generally for year-to-year employment. Subject to certain limited exceptions, the employment agreements generally prohibit the executives and regional managers from competing with the Company for a period of three years after termination of employment (i) in any community in which the Company at that time publishes, or has commenced negotiations to acquire, a newspaper or shopper, or (ii) within a 50-mile radius of any such community. The Company has also entered into employment agreements with Mr. Healy and Ms. Horowitz which calls for, among other things, lump sum severance payments.

     REPORT ON EXECUTIVE COMPENSATION. The following Report on Executive Compensation has been furnished by the Compensation Committee. The Board of Directors has delegated to the Compensation Committee authority to review and approve the executive remuneration package for senior executives compensated directly by the Company. The Report reflects the Compensation Committee's policies toward executive compensation; however, the compensation of certain executive officers (including Messrs. Black, Radler, Colson, Boultbee, Atkinson and Creasey) is determined by Ravelston, the parent corporation of Hollinger Inc., and is paid pursuant to the Services Agreements, except to the extent that the Company compensates such persons directly in the form of stock options and other stock-related programs.

     As of March 1, 2000, the Compensation Committee consisted of two directors, neither of whom are officers or employees of the Company, and neither participates in any executive compensation plan reviewed by the Compensation Committee.

     The Committee has previously noted that in the past base pay constituted the most significant portion of executive pay. The Compensation Committee has recognized that it is important to move to a system that provides a more balanced executive compensation package, placing greater emphasis on annual and long term incentives and a reduced role for annual base salary. Such an approach is consistent with many other public companies.

     Consequently, as has been done in prior year executive pay packages, the Compensation Committee will attempt to follow the following strategy:

          (i) Motivate executives to achieve their strategic goals by tying their compensation to the performance of the Company, their individual operating units and their individual performance;

          (ii) Be competitive with other leading companies so as to attract and retain the best possible executive talent; and

          (iii) Align the interests of the executives with the long-term interest of the Company's stockholders through the award of stock options and other stock-related programs.

     The first step toward this executive compensation strategy was implemented in 1994 with the establishment of the 1994 Stock Option Plan. Since 1994, key members of management have been awarded stock options under the 1994 Stock Option Plan and the 1997 Stock Incentive Plan. In 1999, the Hollinger International Inc. 1999 Stock Incentive Plan was established to continue to make stock options and other stock-related programs available as incentives for key members of management, and will provide for automatic stock option grants to non-employee directors of the Company.

     Section 162(m) of the Code provides that public companies are denied a Federal income tax deduction for compensation in excess of $1 million to any covered employee except to the extent the compensation is performance based. The Compensation Committee believes that all compensation paid by the Company in 1999 complied with the Section 162(m) limitation. It is the present intention of the Compensation Committee to seek to ensure that all compensation payable to executives that is otherwise tax deductible will continue to be tax deductible. However, the Compensation Committee reserves the right to take whatever action with respect to the compensation of executive officers that it deems appropriate and in the best interests of the Company and its stockholders.

     The foregoing report has been furnished by James R. Thompson and Richard R. Burt.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. There are no compensation committee interlocks or insider participation in compensation decisions.

     STOCKHOLDER RETURN PERFORMANCE GRAPH. The following graph compares the percentage change in the Company's cumulative total stockholder return on its Class A Common Stock (assuming all dividends were reinvested at the market price on the date of payment) against the cumulative total stockholder return of the NYSE Market Index and the Media General Industry Group Index -- Newspapers for the period commencing with January 1, 1995 through December 31, 1999. The Class A Common Stock has been listed on the NYSE under the symbol "HLR".

              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, DEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS
[LINE GRAPH]

                                            HOLLINGER INTERNATIONAL INC.     PUBLISHING - NEWSPAPERS        NYSE MARKET INDEX
                                            ----------------------------     -----------------------        -----------------
1994                                                       100                          100                         100
1995                                                     96.12                       126.58                      129.66
1996                                                    109.01                       157.31                       156.2
1997                                                    137.28                       202.22                      205.49
1998                                                    141.04                       203.43                      244.52
1999                                                    136.87                       260.96                      267.75

                    SOURCE: MEDIA GENERAL FINANCIAL SERVICES
                                 P.O. BOX 85333
                               RICHMOND, VA 23293
                            PHONE: 1-(800) 446-7922
                             FAX: 1-(804) 649-6826

     The information in the graph was prepared by Media General Financial Services. The graph assumes an initial investment of $100 and reinvestment of dividends during the period presented.

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG LLP as independent auditors of the Company for the year ending December 31, 2000. Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Proposals that stockholders desire to have included in the Company's proxy materials for the 2001 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company at its principal executive office no later than November 28, 2000.

     For a stockholder proposal that is not intended to be included in the Company's proxy materials but is intended to be raised by the stockholder from the floor at the 2001 Annual Meeting of Stockholders, the stockholder must provide timely advance notice. Advance notice must be received by the Secretary of the Company at its principal executive offices no later than February 5, 2001 in order to be timely. If a proposal is received after that date, the Company's proxy for the 2001 Annual Meeting will confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2001 Annual Meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business which will come before the Annual Meeting for action by the stockholders other than the matters specified in the accompanying Notice of the Annual Meeting. If any other matters requiring a stockholder vote properly come before the meeting, the persons appointed in the enclosed proxy will vote in accordance with their discretion with respect to such matters.

                                            LOGO
                                            Mark S. Kipnis
                                            Vice President-Law and Secretary
Chicago, Illinois
March 22, 2000

                                                                         ANNEX A

                          HOLLINGER INTERNATIONAL INC.
                            AUDIT COMMITTEE CHARTER

     A. ORGANIZATION. The Audit Committee shall be comprised of a minimum of three (3) directors, each of whom shall be independent and financially literate or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. Further, at least one member of the Audit Committee shall have accounting or related financial management expertise. Members of the Audit Committee shall be considered independent if they have no relationship to the corporation that may interfere with the exercise of their independence from management and the corporation. Audit Committee members and the committee chairman shall be designated by the full Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

     B. STATEMENT OF POLICY. The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders related to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In carrying out this statement of policy, the Audit Committee shall be guided by the following principles:

     Principle 1: MONITORING THE OTHER COMPONENT PARTS OF THE AUDIT
                  PROCESS. The Audit Committee shall oversee the work of management and the outside auditors to endorse the processes and safeguards employed by each. In particular, the Audit Committee shall encourage procedures that promote accountability among these players, ensuring that management properly develops and adheres to a sound system of internal control and that the outside auditors, through their own review, assess management's practices.

     Principle 2: INDEPENDENT COMMUNICATION AND INFORMATION FLOW BETWEEN THE
                  AUDIT COMMITTEE AND OUTSIDE AUDITORS. Only through open, regular, frank and confidential dialogue will the Audit Committee be in a position to utilize the knowledge of the outside auditors in assessing internal controls, management and the impact of each on the quality and reliability of the financial statements. In addition, the Audit Committee shall promote a culture that values objective and critical analysis of management. In this regard, the Audit Committee shall ensure that the outside auditors have provided the committee with the information that would be required to be disclosed by GAAS, including the topics covered by SAS 54, 60, 61 and 82.

     Principle 3: CANDID DISCUSSIONS WITH MANAGEMENT AND OUTSIDE AUDITORS
                  REGARDING ISSUES IMPLICATING JUDGMENT AND IMPACTING
                  QUALITY. The Audit Committee shall discuss with the outside auditor the auditor's judgments about the quality, not only the acceptability, of the corporation's accounting principles as applied in its financial reporting; the discussions shall include such issues as the clarity of the corporation's financial disclosures and degree of aggressiveness or conservatism of the corporation's accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure.

     Principle 4: DILIGENT AND KNOWLEDGEABLE AUDIT COMMITTEE MEMBERSHIP.  The
                  Audit Committee shall carefully consider further qualifications for those who serve on the Audit Committee.

     C. RESPONSIBILITIES. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements. In carrying out these responsibilities, the Audit Committee will:

     1. Provide an open avenue of communication between the outside auditor and the Board of Directors.

     2.    Review and update the committee's charter annually.

     3. As the outside auditor is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders, the Audit Committee shall have the authority and responsibility to select, evaluate and, where appropriate, recommend replacement of the outside auditor.

     4. The Audit Committee is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the corporation, consistent with Independence Standards Board Standard 1; the Audit Committee is also responsible for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to ensure the independence of the outside auditor.

     5. Confirm and assure the independence of the outside auditor, including a review of non-audit related services provided by the outside auditor.

     6.    Consider and review with the outside auditor:

        (a)  The adequacy of the corporation's internal controls; and

        (b) Any related significant findings and recommendations of the outside auditor together with management's responses thereto.

     7. Review with management and the outside auditor at the completion of the examination:

        (a) The corporation's annual financial statements and related footnotes;

        (b) The outside auditor's audit of the financial statements and report thereon;

        (c) Any significant changes required in the outside auditor's audit plan;

        (d) Any serious difficulties or disputes with management encountered during the course of the audit; and

        (e) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

     8. Meet with the outside auditor and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

     9. Report Audit Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

     10. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

     11. The Audit Committee shall meet as frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

     12. The Audit Committee will perform such other functions as assigned by law, the corporation's charter or bylaws or the Board of Directors.

--------------------------------------------------------------------------------
                          HOLLINGER INTERNATIONAL INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
P                       OF HOLLINGER INTERNATIONAL INC.
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2000
R
     The undersigned holder of shares of Class A Common Stock, par value $.01
O per share ("Class A Shares"), and/or Class B Common Stock, par value $.01 per share ("Class B Shares"), and/or Series C Convertible Preferred Stock,
X par value $.01 per share ("Series C Preferred Shares") of Hollinger International Inc, ("Hollinger International"), hereby appoints Mark S.
Y Kipnis and Paul B. Healy, individually, with full power of substitution in each of them, as proxy or proxies to represent the undersigned and vote all Class A Shares, and/or Class B Shares, and/or Series C Preferred Shares of Hollinger International which the undersigned would be entitled to vote if personally present and voting at the Annual Meeting of Stockholders of Hollinger International to be held on May 11, 2000 at 11:00 a.m. local time, in the Versailles Room, St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York 10022, and at any adjournments or postponements thereof, upon all matters coming before such meeting. Said proxies are directed to vote as set forth below and, in their discretion, upon such other matters as may properly come before the meeting.

     (1) Nominees to serve for a one-year term expiring at the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified:

     (01) Dwayne O. Andreas; (02) Barbara Amiel Black; (03) Hon. Conrad M. Black; (04) Hon. Richard R. Burt; (05) Raymond G. Chambers; (06) Daniel W. Colson; (07) Hon. Henry A. Kissinger; (08) Marie-Josee Kravis; (09) Shmuel Meitar; (10) Hon. Richard N. Perle; (11) F. David Radler; (12) Hon. Robert
     S. Strauss; (13) A. Alfred Taubman; (14) Hon. James R. Thompson; (15) Lord Weidenfeld; and (16) Leslie H, Wexner.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOLLINGER INTERNATIONAL. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                               -----------------
                                                                  PLEASE SEE
                                                                  OTHER SIDE.
                                                               -----------------

--------------------------------------------------------------------------------
   /\ A FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL /\









               PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING
                      YOUR PROXY BY TELEPHONE OR INTERNET

------------------------------------------------------------------------------------------------------------------------------------
[X]  Please mark your                                                                                                     |     4252
     votes as in this                                                                                                     |
     example.                                                                                                             |
                                                                                                                           ------

------------------------------------------------------------------------------------------------------------------------------------
                                  The Board of Directors recommends a vote FOR all of the nominees
------------------------------------------------------------------------------------------------------------------------------------

                     FOR   WITHHELD
1. Election of                                              2. OTHER BUSINESS. The proxies shall be authorized to vote on any other
   Directors         [ ]     [ ]                               business properly brought before the meeting and any adjournments or
  (see reverse)                                                postponements thereof in accordance with their discretion.

For, except vote withheld from the following nominee(s)                                        Mark this box it you will         [ ]
                                                                                               attend the Annual
                                                                                               Meeting
-------------------------------------------------------
                                                                                               Mark this box
                                                                                               if you will not attend the        [ ]
                                                                                               Annual Meeting.


                                                                            NOTE: please sign EXACTLY as your name appears hereon.
                                                                                  When signing as executor, trustee, etc. or as
                                                                                  officer of a corporation give full title as such.
                                                                                  For joint accounts, please obtain both signatures.


                                                                            --------------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE        --------------------------------------------------------
ENCLOSED POSTAGE PAID ENVELOPE IF YOU ARE VOTING BY MAIL.                         SIGNATURE(S)                           DATE
------------------------------------------------------------------------------------------------------------------------------------
                            /\ A FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY BY MAIL /\

                          HOLLINGER INTERNATIONAL INC.

Dear Stockholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until May 10, 2000, the day before the meeting.

To Vote by Telephone:
---------------------
Using a touch-tone phone call Toll-free:         1-877-PRX-VOTE (1-877-779-8683)

To Vote by Internet:
--------------------
Log on to the Internet and go to the website:    HTTP://WWW.EPROXYVOTE.COM/HIR
Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.